Exhibit 99.1

Vivakor Revenue Soars 133% in Q1 2025 to $37.3M

Gross Profit Up 345% with Record Asset Base

Margins and EBITDA Remained Strong Due to Performance of our
Transportation Logistics Segment

Dallas, TX – Globe Newswire - May 29, 2025 - Vivakor, Inc. (Nasdaq: VIVK) (“Vivakor” or the “Company”), an integrated provider of energy transportation, storage, reuse, and remediation service, today announced financial and operational results for the three months ended March 31, 2025.

Key Financial Highlights for the Three Months Ended March 31, 2025 (yoy):

●	Revenue increased 133% to $37.3 million;

●	Gross profit increased 345% to $4.8 million;

●	Gross margin of 12.7%;

●	Adjusted EBITDA increased to $2.5 million;

●	Total assets at $248.2 million; and

●	Stockholders’ equity at $108.8 million.

Revenue breakdown:

●	Terminaling and storage at $21.8 million;

●	Terminaling and storage (related party) at $2.0 million;

●	Transportation logistics at $11.0 million; and

●	Transportation logistics (related party) at $2.5 million.

Management Commentary

Vivakor Chairman and Chief Executive Officer James Ballengee commented, “Our first quarter results were as expected and demonstrate the strength of our long-term contracts. While transportation volumes were down slightly due to the impact of global events and the uncertainty associated with such, our margins remained relatively flat, as we adjusted our framework of operating expenses. And as crude oil pricing dropped from the mid-$70’s to the mid-60’s during the quarter, our EBITDA remained flat.”

Ballengee concluded, “Our midstream assets, comprised of vehicles and trailers, pipeline facilities, crude oil transfer stations, terminal equipment and storage tanks, are contracted at our highest revenue levels in company history. We are in midst of some expansion now with several more planned over time, which we anticipate will enable us to contract at even higher revenues to support increased demand. We believe 2025 is off to a great start and could shape up to be another record year.”

Financial Results for Three Months Ended March 31, 2025

●	Revenue for the three months ended March 31, 2025 increased $21.3 million, or 133%, to $37.3 million, compared to $16.0 million for the three months ended March 31, 2024. This increase in revenue is primarily attributed to the sales of logistics and terminaling realized through the operations of our newly acquired Endeavor Entities’ businesses, which were acquired through a business combination and closed on October 1, 2024.

●	Gross profit for the three months ended March 31, 2025 increased $3.7 million, or 345%, to $4.8 million, compared to $1.1 million for the three months ended March 31, 2024. The resulting gross margin for the three months ended March 31, 2025 was 12.7%, compared to 6.7% for the three months ended March 31, 2024.

●	Operating loss for the three months ended March 31, 2025 increased $4.8 million, or 298%, to $6.4 million, compared to $1.6 million for the three months ended March 31, 2024. Operating loss of the three months ended March 31, 2025 included non-cash expenses totaling $8.2 million, consisting of depreciation and amortization expense of $5.8 million, stock-based compensation of $0.8 million and $1.6 million loss on disposition of assets; compared to the operating loss for the three months ended March 31, 2024, which included non-cash expenses totaling $1.3 million, comprised of $1.0 million of depreciation and amortization expense and $0.3 million in stock-based compensation for the three months ended March 31, 2024.

●	Adjusted EBITDA for the three months ended March 31, 2025 increased $327,000 to $319,000, compared to negative Adjusted EBITDA of $7,000 for the three months ended March 31, 2024. Our Adjusted EBITDA is calculated by adjusting earnings before interest, taxes, depreciation, and amortization (EBITDA) for non-cash or one-time expenses, including unrealized gains or losses on marketable securities, stock compensation expense, non-qualified stock option expense and loss on disposition of assets, which led to net adjustments to EBITDA for the three months ended March 31, 2025 and 2024 of approximately $6.7 million and $1.4 million, respectively.

●	Net loss for the three months ended March 31, 2025 increased $5.6 million, or 300%, to $7.5 million, compared to $1.9 million for the three months ended March 31, 2024. The resulting net loss per share of common stock loss for the three months ended March 31, 2025, was ($0.21), compared to a net loss per share of common stock of ($0.07) for the three months ended March 31, 2024.

About Vivakor, Inc.

Vivakor, Inc. is an integrated provider of sustainable energy transportation, storage, reuse, and remediation services, operating one of the largest fleets of oilfield trucking services in the continental United States. Its corporate mission is to develop, acquire, accumulate, and operate assets, properties, and technologies in the energy sector. Vivakor’s integrated facilities assets provide crude oil and produced water gathering, storage, transportation, reuse, and remediation services under long-term contracts.

Once operational, Vivakor’s oilfield waste remediation facilities will facilitate the recovery, reuse, and disposal of petroleum byproducts and oilfield waste products.

For more information, please visit our website: http://vivakor.com

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements. Forward-looking statements may be identified but not limited by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to, the expected transaction and ownership structure, the valuation of the transaction, the likelihood and ability of the parties to successfully and timely consummate planned acquisitions, the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Vivakor or the expected benefits of the such transaction, our ability to maintain the listing of our securities on The Nasdaq Capital Market, the parties failure to realize the anticipated benefits of pending transactions, disruption and volatility in the global currency, capital, and credit markets, changes in federal, local and foreign governmental regulation, changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks, our ability to successfully develop products, rapid change in our markets, changes in demand for our future products, and general economic conditions.

These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in Vivakor’s filings with the U.S. Securities and Exchange Commission, which factors may be incorporated herein by reference. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Vivakor and the Endeavor Entities or the date of such information in the case of information from persons other than Vivakor and the Endeavor Entities, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding the Endeavor Entities industries and markets are based on sources we believe to be reliable; however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Investors Contact:
P:949-281-2606
info@vivakor.com

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